PART 13
                     DISSENTERS' RIGHTS


16-10a-1301.  Definitions.
     For purposes of Part 13:
          (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
          (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
          (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 16-10a-1302 and who exercises that right when and in the manner required by Sections 16-10a-1320 through 16-10a-1328.
          (4) "Fair value" with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.
          (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the statutory rate set forth in Section 15-1-1, compounded annually.
          (6) "Record shareholder" means the person in whose name shares are registered on the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent the beneficial owner is recognized by the corporation as the shareholder as provided in Section 16-10a-723.
          (7) "Shareholder" means the record shareholder or the beneficial shareholder.

16-10a-1302.  Right to dissent.
      (1) A shareholder, whether or not entitled to vote, is entitled to dissent from, and obtain payment of the fair value of shares held by him in the event of, any of the following corporate actions:
          (a) consummation of a plan of merger to which the corporation is a party if:
               (i) shareholder approval is required for the merger by Section 16-10a-1103 or the articles of incorporation; or
               (ii) the corporation is a subsidiary that is
          merged with its parent under Section 16-10a-1104;
           (b)  consummation of a plan of share exchange  to
         which  the  corporation is a party as  the  corporation
         whose shares will be acquired;
           (c) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Subsection 16-10a-1202(1), but


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        not  including a sale for cash pursuant to  a  plan  by
        which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and
           (d) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Subsection 16-10a-1202(2).
     (2) A shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors so provides.
     (3) Notwithstanding the other provisions of this part, except to the extent otherwise provided in the articles of incorporation, bylaws, or a resolution of the board of directors, and subject to the limitations set forth in Subsection (4), a shareholder is not entitled to dissent and obtain payment under Subsection (1) of the fair value of the shares of any class or series of shares which either were listed  on  a national securities exchange registered  under the federal Securities Exchange Act of 1934, as amended,  or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders, at the time of:
           (a)   the record date fixed under Section 16-10a-
     707 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;
           (b)   the record date fixed under Section 16-10a-
     704 to determine shareholders entitled to sign writings consenting to the proposed corporation action; or
           (c) the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.
    (4) The limitation set forth in Subsection (3) does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except:
           (a) shares of the corporation surviving the consummation of the plan of merger or share exchange;
           (b) shares of a corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of
     the   National   Association  of   Securities   Dealers
     Automated Quotation System, or will be held of record by more than 2,000 shareholders;
          (c)  cash in lieu of fractional shares; or
          (d) any combination of the shares described in Subsection (4), or cash in lieu of fractional shares.
     (5) A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the

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corporate action creating the entitlement unless the  action is unlawful or fraudulent with respect to him or to the corporation.

16-10a-1303.  Dissent by nominees and beneficial owners.
     (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters' rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the names of different shareholders.
      (2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:
            (a) the beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
           (b) the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.
      (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder must certify to the corporation that both he and the record shareholders of all shares owned beneficially by him have asserted, or will timely assert, dissenters' rights as to all the shares unlimited on the ability to exercise dissenters' rights. The certification requirement must be stated in the dissenters' notice given pursuant to Section 16-10a-1322.

16-10a-1320.  Notice of dissenters' rights.
       (1)    If   a  proposed  corporate  action   creating
dissenters' rights under Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to
vote   at   the  meeting.   The  notice  shall  state   that
shareholders are or may be entitled to assert dissenters' rights under this part. The notice must be accompanied by a copy of this part and the materials, if any, that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders' meeting for which the notice was to have been given.
       (2)    If   a  proposed  corporate  action   creating
dissenters' rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by
Section  16-10a-704 must be accompanied  or  preceded  by  a

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written  notice  stating that shareholders  are  or  may  be entitled to assert dissenters' rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give written notice as provided by this subsection does not affect any action taken pursuant to
Section 16-10a-704 for which the notice was to have been given.

16-10a-1321.  Demand for payment - Eligibility and notice of intent.
       (1)    If   a  proposed  corporate  action   creating
dissenters' rights under Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:
          (a) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand  payment  for shares if the proposed  action  is
     effectuated; and
           (b)   may not vote any of his shares in favor  of
     the proposed action.
       (2)    If   a  proposed  corporate  action   creating
dissenters' rights under Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, a shareholder who wishes to assert dissenters' rights may not execute a writing consenting to the proposed corporate action.
      (3) In order to be entitled to payment for shares under this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the
board   of  directors,  a  shareholder  must  have  been   a
shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating  dissenters'  rights under Section  16-10a-1302  is approved by the shareholder, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.
       (4)    A   shareholder  who  does  not  satisfy   the
requirements of Subsection (1) through (3) is not entitled to payment for shares under this part.

16-10a-1322.  Dissenters' notice.
      (1) If proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this part.
      (2) The dissenters' notice required by Subsection (1) must be sent no later than ten days after the effective date of the corporate action creating dissenters' rights under
Section 16-10a-1302, and shall:
            (a) state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;

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           (b)   state  an address at which the  corporation
     will receive payment demands and an address at which certificates for certificated shares must be deposited;
           (c) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
           (d) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;
           (e) set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters' notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters' notice required by Subsection (1) is given;
            (f)   state  the  requirement  contemplated   by
     Subsection   16-10a-1303(3),  if  the  requirement   is
     imposed; and
          (g)  be accompanied by a copy of this part.

16-10a-1323.  Procedure to demand payment.
      (1) A shareholder who is given a dissenters' notice described in Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters' rights must, in accordance with the terms of the dissenters' notice:
           (a) cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection 16-10a-1322(2)(d), duly completed, or may be stated in another writing;
           (b) deposit certificates for his certificated shares in accordance with the terms of the dissenters' notice; and
           (c) if required by the corporation in the dissenters' notice described in Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under
     Section 16-10a-1302.
      (2) A shareholder who demand payment in accordance with Subsection (1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of the corporate action.
      (3) A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters' notice, is not entitled to payment for shares under this part.

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16-10a-1324.  Uncertificated shares.
     (1) Upon receipt of a demand for payment under Section 16-10a-1323 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer of the shares until the proposed corporate action is taken or the restrictions are released under Section 16-10a-1326.
      (2) In all other respects, the provisions of Section 16-10a-1323 apply to shareholders who own uncertificated shares.

16-10a-1325.  Payment.
      (1) Except as provided in Section 16-10a-1327, upon the later of the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and receipt by the corporation of each payment demand pursuant to Section 16-10a-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenters' shares, plus interest to each dissenter who has complied with Section 16-10a-1323, and who meets the requirements of Section 16-10a-1321, and who has not yet received payment.
      (2)  Each payment made pursuant to Subsection (1) must
be accompanied by:
          (a) (i) (A) the corporation's balance sheet as of the end of its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment;
                    (B)  an income statement for that year;
                    (C)    a   statement  of  changes   in
               shareholders' equity for that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and
                    (D)    the  latest  available  interim
               financial statements, if any;
               (ii)   the  balance  sheet  and  statements
          referred to in Subsection (i) must be audited if the corporation customarily provides audited financial statements to shareholders;
           (b) a statement of the corporation's estimate of the fair value of the shares and the amount of interest payable with respect to the shares;
           (c) a statement of the dissenters' right to demand payment under Section 16-10a-1328; and
          (d)  a copy of this part.

16-10a-1326.  Failure to take action.
      (1) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 does not occur within 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, the corporation shall return all deposited certificates and release the transfer restrictions imposed on uncertificated

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shares,  and  all shareholders who submitted  a  demand  for payment pursuant to Section 16-10a-1323 shall thereafter have all rights of a shareholder as if no demand for payment had been made.
      (2) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 occurs more than 60 days after the date set by the corporation as the date by which the corporation must receive payment
demands  as  provided  in  Section  16-10a-1322,  then   the
corporation shall send a new dissenters' notice, as provided in Section 16-10a-1322, and the provisions of Sections 16-10a-1323 through 16-10a-1328 shall again be applicable.

16-10a-1327. Special provisions relating to shares acquired after announcement of proposed corporate action.
      (1) A corporation may, with the dissenters' notice given pursuant to Section 16-10a-1322, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302 and state that a shareholder who asserts dissenters' rights must certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand that he or the person on whose behalf the dissenters' rights are being asserted, acquired beneficial ownership of the shares before that date, the corporation may, in lieu of making the payment provided in Section 16-10a-1325, offer to make payment if the dissenter agrees to accept it in full satisfaction of his demand.
      (2) An offer to make payment under Subsection (1) shall include or be accompanied by the information required by Subsection 16-10a-1325(2).

16-10a-1328.   Procedure for shareholder  dissatisfied  with
payment or offer.
      (1) A dissenter who has not accepted an offer made by a corporation under Section 16-10a-1327 may notify the corporation in writing of his own estimate of the fair value of his shares and demand payment of the estimated amount, plus interest, less any payment made under Section 16-10a-1325, if:
           (a) the dissenter believes that the amount paid under Section 16-10a-1325 or offered under Section 16-10a-1327 is less than the fair value of the shares;
           (b)   the corporation fails to make payment under
     Section 16-10a-1325 within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or
           (c) the corporation, having failed to take the proposed corporate action creating dissenters' rights, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by Section 16-10a-1326.

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      (2)   A  dissenter waives the right to demand  payment
under this section unless he causes the corporation to receive the notice required by Subsection (1) within 30 days after the corporation made or offered payment for his shares.

16-10a-1330.  Judicial appraisal of shares - Court action.
      (1)  If a demand for payment under Section 16-10a-1328
remains   unresolved,  the  corporation  shall  commence   a
proceeding within 60 days after receiving the payment demand contemplated by Section 16-10a-1328, and petition the court to determine the fair value of the shares and the amount of
interest.    If  the  corporation  does  not  commence   the
proceeding  within  the 60-day period,  it  shall  pay  each
dissenter   whose  demand  remains  unresolved  the   amount
demanded.
      (2) The corporation shall commence the proceeding described in Subsection (1) in the district court of the county in this state where the corporation's principal office, or if it has no principal office in this state, the
county  where  its  registered office is  located.   If  the
corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with, or whose shares were acquired by, the foreign corporation was located.
     (3) The corporation shall make all dissenters who have satisfied the requirements of Sections 16-10a-1321, 16-10a-1323, and 16-10a-1328, whether or not they are residents of this state whose demands remain unresolved, parties to the proceeding commenced under Subsection (2) as an action against their shares. All such dissenters who are named as parties must be served with a copy of the petition. Service on each dissenter may be by registered or certified mail to the address stated in his payment demand made pursuant to
Section 16-10a-1328. If no address is stated in the payment demand, service may be made at the address stated in the payment demand given pursuant to Section 16-10a-1323. If no address is stated in the payment demand, service may be made at the address shown on the corporation's current record of
shareholders   for  the  record  shareholder   holding   the
dissenter's  shares.  Service may also be made otherwise  as provided by law.
      (4) The jurisdiction of the court in which the proceeding is commenced under Subsection (2) is plenary and
exclusive.   The  court may appoint one or more  persons  as
appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment
to  it.   The dissenters are entitled to the same  discovery
rights as parties in other civil proceedings.
      (5) Each dissenter made a party to the proceeding commenced under Subsection (2) is entitled to judgment:
           (a) for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount paid by the corporation pursuant to
     Section 16-10a-1325; or

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           (b)   for the fair value, plus interest,  of  the
     dissenters'   after-acquired  shares  for   which   the
     corporation  elected to withhold payment under  Section
     16-10a-1327.

16-10a-1331.  Court costs and counsel fees.
      (1) The court in an appraisal proceeding commenced under Section 16-10a-1330 shall determine all costs of the
proceeding,   including  the  reasonable  compensation   and
expenses  of appraisers appointed by the court.   The  court
shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters,  in  amounts the court finds equitable,  to  the
extent   the   court   finds  that  the   dissenters   acted
arbitrarily, vexatiously, or not in good faith in demanding payment under Section 16-10a-1328.
     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
           (a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 16-10a-1320 through 16-10a-1328; or
          (b) against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.
     (3)  If the court finds that the services for counsel of
any   dissenter  were  of  substantial  benefit   to   other
dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees to be paid
out   of  the  amounts  awarded  the  dissenters  who   were
benefitted.


245964.01/art

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